SIFCO Industries, Inc. ("SIFCO") Announces
Fourth Quarter and Full Year Fiscal 2023
Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its fourth quarter and fiscal 2023, which ended September 30, 2023.

Fourth Quarter and Fiscal 2023 Highlights
Results for the Fourth Quarter
•Net sales in the fourth quarter of fiscal 2023 increased 32.2% to $24.6 million, compared with $18.6 million for the same period in fiscal 2022.
•Net loss for the fourth quarter of fiscal 2023 was $3.1 million, or $(0.53) per diluted share, compared with net loss of $6.9 million, or $(1.18) per diluted share, in the fourth quarter of fiscal 2022.
•EBITDA was $(1.1) million in the fourth quarter of fiscal 2023, compared with $(5.2) million in the fourth quarter of fiscal 2022.
•Adjusted EBITDA in the fourth quarter of fiscal 2023 was $(0.8) million, compared with Adjusted EBITDA of $(4.8) million in the fourth quarter of fiscal 2022.

Results for the Fiscal Year 2023
•Net sales in fiscal 2023 increased 3.7% to $87.0 million, compared with $83.9 million for the same period in fiscal 2022.
•Net loss in fiscal 2023 was $8.7 million, or $(1.47) per diluted share, compared with a net loss of $9.6 million, or $(1.65) per diluted share in fiscal 2022.
•EBITDA was $(0.8) million in fiscal 2023, compared with EBITDA of $(2.7) million in fiscal 2022.
•Adjusted EBITDA in fiscal 2023 was $1.0 million, compared with Adjusted EBITDA of $(6.6) million in fiscal 2022.

Other Highlights
The Company informed shareholders that it has sought to capitalize on the current market volatility by increasing market penetration and diversifying while maintaining a conservative financial approach. To highlight this point, CEO Peter W. Knapper stated, "2023 witnessed a return to growth in the commercial aerospace market, while the military aerospace market remained stable. Our efforts to gain market share resulted in winning eighty-six new products across our served markets during the fiscal year. In addition, our efforts in continuous improvement initiatives demonstrated benefits as we work to return to profitability."

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company's performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Forward-Looking Language
Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company's Securities and Exchange Commission filings. For a discussion of such risk factors and uncertainties, see Item 1A, "Risk Factors" in the Company's Annual Report on Form 10-K for the quarter ended September 30, 2023 and other reports filed by the Company with the Securities & Exchange Commission.

The Company's Form 10-K for the year ended September 30, 2023 and other reports filed with the Securities & Exchange Commission can be accessed through the Company's website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Fiscal Year Ended September 30,
(Amounts in thousands, except per share data)

	Years Ended September 30,
	2023	2022
Net sales	$87,022	$83,902
Cost of goods sold	79,492	85,757
Gross profit (loss)	7,530	(1,855)
Selling, general and administrative expenses	14,029	11,909
Amortization of intangible assets	233	313
Loss (gain) on disposal of operating assets	1	(7)
Operating loss	(6,733)	(14,070)
Interest expense, net	1,348	645
Gain on debt extinguishment	—	(5,106)
Foreign currency exchange loss, net	9	15
Other expense, net	443	59
Loss before income tax expense (benefit)	(8,533)	(9,683)
Income tax expense (benefit)	159	(43)
Net loss	$(8,692)	$(9,640)

Net loss per share:
Basic	$(1.47)	$(1.65)
Diluted	$(1.47)	$(1.65)

Weighted-average number of common shares (basic)	5,929	5,830
Weighted-average number of common shares (diluted)	5,929	5,830

Quarter Ended September 30,
(Amounts in thousands, except per share data)

	Quarter Ended September 30,
	2023	2022
Net sales	$24,628	$18,632
Gross profit (loss)	1,072	(3,697)

Net loss	$(3,102)	$(6,920)

Net loss per share:
Basic	$(0.53)	$(1.18)
Diluted	$(0.53)	$(1.18)

Non-GAAP Financial Measures
Presented below is certain financial information based on the Company's EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because management believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:
•Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;
•The omission of the amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net loss or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.
The following table sets forth a reconciliation of net loss to EBITDA and Adjusted EBITDA:

(Dollars in thousands)	Fourth Quarter Ended September 30,		Years Ended September 30,
	2023	2022	2023	2022
Net loss	$(3,102)	$(6,920)	$(8,692)	$(9,640)
Adjustments:
Depreciation and amortization expense	1,584	1,548	6,404	6,348
Interest expense, net	429	192	1,348	646
Income tax expense (benefit)	31	(13)	159	(43)
EBITDA	(1,058)	(5,193)	(781)	(2,689)
Adjustments:
Foreign currency exchange (gain) loss, net (1)	(2)	13	9	15
Other loss (income), net (2)	126	(36)	275	(149)
Loss (gain) on disposal of assets (3)	1	(6)	1	(7)
Gain on debt extinguishment (4)	—	—	—	(5,106)
Equity compensation expense (5)	83	119	375	428
Pension settlement/curtailment benefit (6)	30	140	108	208
LIFO impact (7)	(33)	144	(305)	729
IT incident costs, net (8)	6	—	1,275	—
Strategic alternative expense (9)	57	—	86	—
Adjusted EBITDA	$(790)	$(4,819)	$1,043	$(6,571)

(1)Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.
(2)Represents miscellaneous non-operating income or expense, such as pension costs or grant income.
(3)Represents the difference between the proceeds from the sale of operating equipment and the carrying value shown on the Company's books.
(4)Represents the gain on extinguishment of debt and interest for the amount forgiven by the SBA as it relates to the PPP loan in fiscal 2022.
(5)Represents the equity-based compensation expense recognized by the Company under the 2016 Plan due to granting of awards, awards not vesting and/or forfeitures.
(6)Represents expense incurred by its defined benefit pension plans related to settlement of pension obligations.
(7)Represents the change in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.
(8)Represents incremental information technology costs as it relates to the cybersecurity incident and loss on insurance recovery.
(9)Represents expense related to evaluation of strategic alternatives.

Reference to the above activities can be found in the consolidated financial statements included in Item 8 of the Annual Report on Form 10-K.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com